Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES THIRD QUARTER 2018 FINANCIAL AND OPERATING RESULTS
AUSTIN, Texas, November 1, 2018 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended September 30, 2018. The Company has posted to its website a presentation that supplements the information in this release.
Third Quarter 2018 Highlights

•	Net oil production increased 9% quarter-over-quarter and 56% year-over-year to 73.5 MBo per day. Total net production averaged 116.2 MBoe per day.(1)

•
Parsley reported an average unhedged oil price realization of $62.78/Bbl net of transportation costs during 3Q18, representing a premium of $7.43/Bbl to the average Midland price(2) for the quarter. Parsley also finalized previously announced marketing agreements that will supplement its takeaway capacity in 2019.

•	The Company registered favorable trends in capital and operating costs during the third quarter of 2018.

◦	Operational efficiency and a higher proportion of local sand usage drove a 9% quarter-over-quarter reduction in average drilling and completion cost per lateral foot.

◦
Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.51(1) and $3.07(1) respectively, representing Company-record levels in each case.

◦	Parsley reported lease operating expense (“LOE”) per Boe of $3.72, up only slightly versus the peer-leading expense the Company posted in 2Q18.

•
Driven by faster drilling and completion operations, Parsley set a new Company record for completed lateral footage in one quarter, placing 46 gross (45 net) operated horizontal wells on production during 3Q18 at an average completed lateral length of approximately 9,400 feet.

•
The Company high-graded its acreage portfolio by agreeing to multiple transactions that serve to divest certain acreage in central Reagan County, southern Upton County, and northern Howard County for combined proceeds of approximately $170 million, subject to customary post-closing adjustments.

Summary Comment and Outlook
“Parsley Energy’s development program in 2018 has centered on operational continuity, and that focus has made us a more efficient organization,” said Bryan Sheffield, Parsley’s Chairman and CEO. “Since stabilizing our activity levels 12 months ago, Parsley has built operational momentum while expanding operating margins to Company-record levels. Looking ahead, we intend to keep a disciplined eye on cost control and operational efficiency while maintaining a steady development pace until we are in position to fund incremental activity with operating cash flow. This plan accelerates our progress toward a self-sustaining organic growth model, and at current commodity prices we expect to generate free cash flow by the end of 2019. This is the natural next step in Parsley’s corporate evolution, and I am excited that we have assembled the right team to create shareholder value from our extensive inventory of high-quality assets.”
Operational Update
Parsley delivered healthy execution across multiple disciplines during the third quarter, highlighted by efficient development operations and the successful pursuit of transactions that streamline the Company’s premier Permian Basin acreage position.
Activity Overview
During the third quarter, the Company spud 46 and placed on production 46 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 98%, with an average completed lateral length of approximately 9,400 feet. Completion activity was weighted toward the Midland Basin, where the Company placed on production 38 gross operated horizontal wells, with the remainder placed on production in the Delaware Basin. Faster drilling and completion operations translated to a new Company record for completed lateral footage in one quarter despite deliberately reduced equipment utilization as Parsley prioritized adherence to its stated budget. Analogous decisions regarding rig and frac spread utilization may characterize fourth quarter development operations as the Company again intends to emphasize conformity with full-year capital spending expectations.
“We challenged our teams to deliver more footage with the same equipment and they have delivered throughout 2018,” said Matt Gallagher, Parsley’s President. “The path to strong corporate returns and robust cash flow growth runs through west Texas, and our field personnel are setting the pace for the rest of the organization as we embrace new challenges and objectives.”

Acreage Optimization
Parsley recently high-graded the Company’s acreage portfolio by agreeing to multiple transactions that serve to divest approximately 11,850 net acres in central Reagan County, southern Upton County, and northern Howard County for combined proceeds of approximately $170 million, subject to customary post-closing adjustments. These transactions include multiple divestitures and a trade through which Parsley exchanged acreage for other acreage and cash. Production on the divested and net traded assets was approximately 1,200 net Boe per day during 3Q18. All sales are expected to close by the end of 2018.
Notable Well Results
Parsley turned six wells to production in Martin County during 3Q18, comprised of two three-well pads targeting the Wolfcamp A and Wolfcamp B zones in a staggered configuration. Early results from these two-mile lateral wells are promising, with peak 30-day production rates averaging approximately 1,500 Boe per day (77% oil). One of these projects registered the Company’s strongest 30-day oil rate from a three-well pad to date.
Also in Martin County, Parsley successfully utilized recycled water from its initial recycling pilot program during completion operations on one of the aforementioned pads, with reductions in both water sourcing and disposal costs. Following this successful initiative, Parsley intends to scale up its water recycling efforts on a targeted basis over the next several quarters.
Takeaway Positioning
During 3Q18, Parsley reported an average unhedged oil price realization of $62.78/Bbl net of transportation costs, representing a premium of $7.43/Bbl to the average Midland price(2) for the quarter. Parsley’s reduced exposure to less favorable Midland basis differentials is the product of a proactive marketing strategy that began diversifying regional pricing exposure nearly 18 months ago. Parsley has also captured recent strength in NGL prices, reporting a 3Q18 NGL realization of $31.26/Bbl, representing a 15% quarter-over-quarter increase.
Parsley finalized previously disclosed marketing agreements with large oil purchasers during 3Q18, supplementing its advantaged takeaway position. These firm transport agreements increase Parsley’s crude deliverability during 2019 and maintain favorable pricing elements by pricing a significant portion of the Company’s barrels relative to Gulf Coast and international benchmarks.
Financial Update
Healthy execution in 3Q18 translated to strong performance in key financial measures.
Profitability
During 3Q18, the Company recorded net income attributable to its stockholders of $113.3 million, or $0.41 per share, compared to net income attributable to its stockholders of $119.2 million, or $0.44 per share, during 2Q18. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 3Q18 was $126.2 million, or $0.45 per share, compared to $106.4 million, or $0.39 per share, in 2Q18.(3)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 3Q18 was $385.0 million, up 13% quarter-over-quarter and up more than 130% when compared to the same measure in 3Q17.(3)
Operating Costs
Parsley registered favorable trends in operating costs and margins during the third quarter of 2018. The Company reported LOE per Boe of $3.72,(1) up only slightly versus the peer-leading expense the Company posted in 2Q18. Stable LOE costs were driven by expansion of Parsley’s cost-effective water management system and lower than anticipated workover activity.
Both G&A per Boe and cash based G&A per Boe, which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $3.51(1) and $3.07(1) respectively. Encouraging G&A cost trends are a function of ongoing production growth on a stable development pace following a period of increasing development activity.
Strong realized oil and NGL pricing and favorable trends in the aforementioned cash operating costs drove a robust operating cash margin of $37.13 per Boe, or 78% of the Company’s average realized price per Boe.(3)
Capital Expenditures
Parsley reported capital expenditures of $444 million during the quarter, comprised of $383 million for operated drilling and completion activity, $52 million for operated facilities and infrastructure, and $9 million associated with non-operated development activity. The combination of cycle time compression, longer average lateral lengths, and a higher proportion of local sand usage translated to a 9% quarter-over-quarter reduction in average drilling and completion cost per lateral foot during the third quarter.

Liquidity and Hedging
As of September 30, 2018, Parsley had approximately $1.2 billion of liquidity, consisting of $168 million of cash and cash equivalents and an undrawn amount of $991 million on the Company’s revolver.(4) Pro forma for the recently announced divestiture and acreage trade, the Company had approximately $1.3 billion of liquidity, including $333 million of cash and cash equivalents.
Almost all of Parsley’s expected 2018 oil production is subject to hedge protection, and the Company recently added to its 2019 and 2020 hedge positions. Parsley’s portfolio of option contracts protects its balance sheet and anticipated cash flow while retaining significant exposure to higher commodity prices. The Company has also entered into various basis swaps to protect against expansion of regional oil price differentials. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three months ended September 30, 2018.
Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the third quarter of 2018 on Friday, November 2 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through November 9 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13684065. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Events & Presentations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations
or
Kyle Rhodes
Director of Investor Relations
ir@parsleyenergy.com
(512) 505-5199

Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Coordinator
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
Natural gas and natural gas liquids (“NGLs”) sales and associated production volumes for the three months ended June 30, 2018 and September 30, 2018 reflect adjustments associated with Parsley’s adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2018. Accordingly, all references to, and comparisons between, 2Q18 and 3Q18 production volumes and per Boe unit costs likewise reflect this adoption, which has the effect of increasing certain natural gas and NGLs volumes and revenues, offset by a corresponding transportation and processing cost such that there is no change to reported net income. The recognition and presentation of oil volumes and associated revenues and expenses are unaffected by the adoption of ASC 606.
Previously provided full-year guidance for production volumes and unit costs incorporate the anticipated effect of the adoption of ASC 606.
For more information on ASC 606 and a reconciliation of 3Q18 production and unit costs under ASC 605 and as adjusted under ASC 606, please see the table and associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three and nine months ended September 30, 2018.

(2)	Midland price represent Bloomberg-sourced 3Q18 average WTI Midland price.
(3)
“Adjusted EBITDAX”, “operating cash margin”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(4)	Fully undrawn revolver balance is net of letters of credit.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net production volumes:
Oil (MBbls)	6,763	6,165	4,342
Natural gas (MMcf)(1)	9,878	9,235	6,265
Natural gas liquids (MBbls)(1)	2,281	2,106	1,194
Total (MBoe)	10,690	9,811	6,581
Average daily net production (Boe/d)	116,196	107,813	71,533
Average sales prices(2) :
Oil, without realized derivatives (per Bbl)	$62.78	$64.29	$45.80
Oil, with realized derivatives (per Bbl)	$61.44	$60.11	$45.51
Natural gas, without realized derivatives (per Mcf)	$1.30	$1.32	$2.49
Natural gas, with realized derivatives (per Mcf)	$1.35	$1.40	$2.45
NGLs (per Bbl)	$31.26	$27.20	$22.23
Average price per Boe, without realized derivatives	$47.58	$47.48	$36.62
Average price per Boe, with realized derivatives	$46.79	$44.92	$36.39
Average costs (per Boe)(3):
Lease operating expenses	$3.72	$3.66	$4.49
Transportation and processing costs	$0.79	$0.66	$—
Production and ad valorem taxes	$2.86	$2.79	$2.25
Depreciation, depletion and amortization	$14.72	$14.84	$14.41
General and administrative expenses (including stock-based compensation)	$3.51	$3.67	$5.10
General and administrative expenses (cash based)	$3.07	$3.12	$4.32

(1)	Natural gas and NGLs volumes for the three months ended September 30 and June 30, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.
(2)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs. Realized prices for certain gas and NGLs volumes are net of transportation, gathering, and processing costs as stipulated by ASC 606. For more information, please see associated commentary below under Supplemental Information and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the three and nine months ended September 30, 2018.

(3)	Average costs per Boe for the three months ended September 30 and June 30, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Oil sales	$424,549	$198,865	$1,151,977	$546,676
Natural gas sales(2)	12,810	15,601	42,469	41,051
Natural gas liquids sales(2)	71,294	26,547	169,189	64,296
Other	2,369	8	7,916	3,533
Total revenues	511,022	241,021	1,371,551	655,556
OPERATING EXPENSES
Lease operating expenses	39,777	29,525	104,513	76,783
Transportation and processing costs(2)	8,495	—	21,233	—
Production and ad valorem taxes	30,604	14,808	82,121	37,367
Depreciation, depletion and amortization	157,352	94,819	424,103	247,104
General and administrative expenses (including stock-based compensation)	37,555	33,573	108,541	89,376
Exploration and abandonment costs	11,140	88	19,917	4,223
Acquisition costs	—	2,449	2	10,969
Accretion of asset retirement obligations	361	268	1,074	597
Other operating expenses	6,129	2,419	10,781	8,275
Total operating expenses	291,413	177,949	772,285	474,694
OPERATING INCOME	219,609	63,072	599,266	180,862
OTHER INCOME (EXPENSE)
Interest expense, net	(32,854)	(22,879)	(98,580)	(64,979)
Gain on sale of property	1,383	—	6,438	—
Loss on early extinguishment of debt	—	—	—	(3,891)
(Loss) gain on derivatives	(22,514)	(61,955)	(42,773)	6,175
Change in TRA liability	—	—	(82)	(20,549)
Interest income	1,055	1,013	4,864	5,562
Other (expense) income	(76)	508	459	1,281
Total other expense, net	(53,006)	(83,313)	(129,674)	(76,401)
INCOME (LOSS) BEFORE INCOME TAXES	166,603	(20,241)	469,592	104,461
INCOME TAX (EXPENSE) BENEFIT	(32,454)	5,080	(89,022)	(25,538)
NET INCOME (LOSS)	134,149	(15,161)	380,570	78,923
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(20,840)	1,828	(65,216)	(22,068)
NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$113,309	$(13,333)	$315,354	$56,855

Net income (loss) per common share:
Basic	$0.41	$(0.05)	$1.17	$0.24
Diluted	$0.41	$(0.05)	$1.16	$0.24
Weighted average common shares outstanding:
Basic	277,705	246,518	270,262	237,725
Diluted	278,396	246,518	270,846	238,785

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.
(2)
Natural gas and NGLs sales and transportation and processing costs for the three and nine months ended September 30, 2018 reflect adjustments associated with Parsley’s adoption of ASC 606, effective January 1, 2018.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$167,820	$554,189
Short-term investments	—	149,283
Accounts receivable:
Joint interest owners and other	30,583	42,174
Oil, natural gas and NGLs	179,827	123,147
Related parties	148	388
Short-term derivative instruments, net	30,394	41,957
Assets held for sale	—	1,790
Other current assets	11,062	6,558
Total current assets	419,834	919,486
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	9,893,801	8,551,314
Accumulated depreciation, depletion and impairment	(1,222,868)	(822,459)
Total oil and natural gas properties, net	8,670,933	7,728,855
Other property, plant and equipment, net	145,130	106,587
Total property, plant and equipment, net	8,816,063	7,835,442
NONCURRENT ASSETS
Assets held for sale, net	—	14,985
Long-term derivative instruments, net	13,770	15,732
Other noncurrent assets	7,244	7,553
Total noncurrent assets	21,014	38,270
TOTAL ASSETS	$9,256,911	$8,793,198

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$380,251	$407,698
Revenue and severance taxes payable	135,684	109,917
Current portion of long-term debt	2,373	2,352
Short-term derivative instruments, net	74,337	84,919
Current portion of asset retirement obligations	8,484	7,203
Total current liabilities	601,129	612,089
NONCURRENT LIABILITIES
Liabilities related to assets held for sale	—	405
Long-term debt	2,181,054	2,179,525
Asset retirement obligations	20,429	19,967
Deferred tax liability	130,566	21,403
Payable pursuant to tax receivable agreement	65,039	58,479
Long-term derivative instruments, net	19,862	20,624
Total noncurrent liabilities	2,416,950	2,300,403
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 280,546,336 shares issued and 279,955,944 shares outstanding at September 30, 2018 and 252,419,601 shares issued and 252,260,300 shares outstanding at December 31, 2017	2,805	2,524
Class B, $0.01 par value, 125,000,000 shares authorized, 36,821,331 and 62,128,257 shares issued and outstanding at September 30, 2018 and December 31, 2017	368	622
Additional paid in capital	5,140,120	4,666,365
Retained earnings	358,873	43,519
Treasury stock, at cost, 590,392 shares and 159,301 shares at September 30, 2018 and December 31, 2017	(11,676)	(735)
Total stockholders' equity	5,490,490	4,712,295
Noncontrolling interest	748,342	1,168,411
Total equity	6,238,832	5,880,706
TOTAL LIABILITIES AND EQUITY	$9,256,911	$8,793,198

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$380,570	$78,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	424,103	247,104
Accretion of asset retirement obligations	1,074	597
Gain on sale of property	(6,438)	—
Loss on early extinguishment of debt	—	3,891
Amortization and write off of deferred loan origination costs	3,560	2,826
Amortization of bond premium	(387)	(387)
Stock-based compensation	15,118	14,630
Deferred income tax expense	89,022	25,538
Change in TRA liability	82	20,549
Loss (gain) on derivatives	42,773	(6,175)
Net cash received for derivative settlements	94	13,845
Net cash paid for option premiums	(40,087)	(19,905)
Other	18,521	366
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(45,089)	(54,793)
Accounts receivable—related parties	240	83
Other current assets	(696)	45,139
Other noncurrent assets	(386)	(739)
Accounts payable and accrued expenses	(7,964)	94,442
Revenue and severance taxes payable	25,767	26,487
Net cash provided by operating activities	899,877	492,421
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(1,364,755)	(733,179)
Acquisitions of oil and natural gas properties	(96,702)	(2,131,361)
Additions to other property and equipment	(62,542)	(31,947)
Proceeds from sales of property, plant and equipment	87,954	13,366
Maturity of short-term investments	149,331	—
Other	13,657	2,893
Net cash used in investing activities	(1,273,057)	(2,880,228)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	—	452,780
Payments on long-term debt	(2,203)	(68,410)
Debt issuance costs	(45)	(9,281)
Proceeds from issuance of common stock, net	—	2,123,344
Repurchase of common stock	(10,941)	(300)
Net cash (used in) provided by financing activities	(13,189)	2,498,133
Net (decrease) increase in cash, cash equivalents and restricted cash	(386,369)	110,326
Cash, cash equivalents and restricted cash at beginning of period	554,189	136,669
Cash, cash equivalents and restricted cash at end of period	$167,820	$246,995
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$94,392	$49,565
Cash paid for income taxes	$—	$350
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$1,665	$8,144
(Reductions) additions to oil and natural gas properties - change in capital accruals	$(19,244)	$57,014
Additions to other property and equipment funded by capital lease borrowings	$1,579	$3,571
Common stock issued for oil and natural gas properties	$—	$1,183,501
Net premiums on options that settled during the period	$(52,451)	$(22,404)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, idle charges, (gain) loss on sale of property, asset retirement obligation accretion expense, loss on early extinguishment of debt, inventory write down, (gain) loss on derivatives, net settlements on derivative instruments and net premiums on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net (loss) income for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDAX reconciliation to net income:
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$113,309	$(13,333)	$315,354	$56,855
Net income (loss) attributable to noncontrolling interests	20,840	(1,828)	65,216	22,068
Depreciation, depletion and amortization	157,352	94,819	424,103	247,104
Exploration and abandonment costs	11,140	88	19,917	4,223
Interest expense, net	32,854	22,879	98,580	64,979
Interest income	(1,055)	(1,013)	(4,864)	(5,562)
Income tax expense (benefit)	32,454	(5,080)	89,022	25,538
EBITDAX	366,894	96,532	1,007,328	415,205
Change in TRA liability	—	—	82	20,549
Stock-based compensation	4,686	5,170	15,118	14,630
Acquisition costs	—	2,449	2	10,969
Gain on sale of property	(1,383)	—	(6,438)	—
Accretion of asset retirement obligations	361	268	1,074	597
Loss on early extinguishment of debt	—	—	—	3,891
Inventory write down	451	—	495	—
Loss (gain) on derivatives	22,514	61,955	42,773	(6,175)
Net settlements on derivative instruments	9,376	10,982	(516)	15,654
Net premiums on options that settled during the period	(17,853)	(12,487)	(52,451)	(22,404)
Adjusted EBITDAX	$385,046	$164,869	$1,007,467	$452,916

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin
The Company defines operating cash margin as net income (loss) before income tax expense (benefit), other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, other operating expenses, net interest expense, (gain) loss on sale of property, prepayment premium on extinguished debt, derivative (gain) loss, change in TRA liability, interest income, and other (income) expense. Operating cash margin is not a measure of operating income as determined by GAAP. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP. Operating cash margin is presented herein and reconciled to the GAAP measure of net income attributable to Parsley Energy, Inc. stockholders. The Company uses operating cash margin as an indicator of the Company’s profitability and ability to manage its operating income. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$113,309	$(13,333)	$315,354	$56,855
Net income (loss) attributable to noncontrolling interests	20,840	(1,828)	65,216	22,068
Income tax expense (benefit)	32,454	(5,080)	89,022	25,538
Other revenues	(2,369)	(8)	(7,916)	(3,533)
Depreciation, depletion and amortization	157,352	94,819	424,103	247,104
Exploration and abandonment costs	11,140	88	19,917	4,223
Stock-based compensation	4,686	5,170	15,118	14,630
Acquisition costs	—	2,449	2	10,969
Accretion of asset retirement obligations	361	268	1,074	597
Other operating expenses	6,129	2,419	10,781	8,275
Interest expense, net	32,854	22,879	98,580	64,979
Gain on sale of property	(1,383)	—	(6,438)	—
Prepayment premium on extinguishment of debt	—	—	—	3,891
Derivative loss (gain)	22,514	61,955	42,773	(6,175)
Change in TRA liability	—	—	82	20,549
Interest income	(1,055)	(1,013)	(4,864)	(5,562)
Other expense (income)	76	(508)	(459)	(1,281)
Operating cash margin	$396,908	$168,277	$1,062,345	$463,127
Operating cash margin per Boe	$37.13	$25.57	$36.75	$26.61

Average price per Boe, without realized derivatives	$47.58	$36.62	$47.17	$37.47
Operating cash margin percentage	78%	70%	78%	71%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration and abandonment costs, acquisition costs, idle charges, loss on early extinguishment of debt, and change in TRA liability, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) - as reported	$113,309	$(13,333)	$315,354	$56,855

Adjustments:
Loss (gain) on derivatives	22,514	61,955	42,773	(6,175)
Net settlements on derivative instruments	9,376	10,982	(516)	15,654
Net premiums on options that settled during the period	(17,853)	(12,487)	(52,451)	(22,404)
Gain on sale of property	(1,383)	—	(6,438)	—
Exploration and abandonment costs	11,140	88	19,917	4,223
Acquisition costs	—	2,449	2	10,969
Loss on early extinguishment of debt	—	—	—	3,891
Change in TRA liability	—	—	82	20,549
Noncontrolling interest	(2,745)	(13,472)	(410)	(6,872)
Change in estimated income tax	(8,130)	(6,839)	(4,647)	4,819
Adjusted net income	$126,228	$29,343	$313,666	$81,509

Net income (loss) per diluted share - as reported(2)	$0.41	$(0.05)	$1.16	$0.24

Adjustments:
Loss (gain) on derivatives	$0.08	$0.25	$0.16	$(0.03)
Net settlements on derivative instruments	0.03	0.04	—	0.07
Net premiums on options that settled during the period	(0.06)	(0.05)	(0.19)	(0.09)
Gain on sale of property	—	—	(0.02)	—
Exploration and abandonment costs	0.04	—	0.07	0.02
Acquisition costs	—	0.01	—	0.05
Loss on early extinguishment of debt	—	—	—	0.02
Change in TRA liability	—	—	—	0.08
Noncontrolling interest	(0.01)	(0.05)	—	(0.03)
Change in estimated income tax	(0.04)	(0.03)	(0.02)	0.02
Adjusted net income per diluted share(3)	$0.45	$0.12	$1.16	$0.35

Basic weighted average shares outstanding - as reported(2)	277,705	246,518	270,262	237,725
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	691	—	584	1,060
Diluted weighted average shares outstanding - as reported(2)	278,396	246,518	270,846	238,785

Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	—	1,141	—	—
Diluted weighted average shares outstanding for adjusted net income(3)	278,396	247,659	270,846	238,785

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three and nine months ended September 30, 2018 and 2017, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because it would have been antidilutive and for the three months ended September 30, 2017, restricted stock and restricted stock units were not recognized because they would have been antidilutive using the treasury stock method.

(3)
For purposes of calculating adjusted net income per diluted share for the three and nine months ended September 30, 2018 and 2017, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Supplemental Information
Impact of ASC 606 Adoption
Parsley adopted ASC 606 effective January 1, 2018 using the modified retrospective approach. As a result, the Company changed its accounting policy for revenue recognition, which resulted in the following adjustments:

	Three Months Ended September 30, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$424,549	$—	$424,549
Natural gas sales	11,509	1,301	12,810
Natural gas liquids sales	64,100	7,194	71,294
Total production revenues	500,158	8,495	508,653
Operating expenses
Transportation and processing costs	—	8,495	8,495
Production revenues less transportation and processing costs	$500,158	$—	$500,158

Net income attributable to Parsley Energy, Inc. stockholders (in thousands)	$113,309	$—	$113,309

Production:
Oil (MBbls)	6,763	—	6,763
Natural gas (MMcf)	8,791	1,087	9,878
Natural gas liquids (MBbls)	2,012	269	2,281
Total (MBoe)	10,240	450	10,690

Average daily production volume:
Oil (Bbls)	73,511	—	73,511
Natural gas (Mcf)	95,554	11,816	107,370
Natural gas liquids (Bbls)	21,870	2,923	24,793
Total (Boe)	111,304	4,892	116,196

Certain unit costs (per Boe):
Lease operating expenses	$3.88	$(0.16)	$3.72
Transportation and processing costs	$—	$0.79	$0.79
Production and ad valorem taxes	$2.99	$(0.13)	$2.86
Depreciation, depletion and amortization	$15.37	$(0.65)	$14.72
General and administrative expenses (including stock-based compensation)	$3.67	$(0.16)	$3.51
General and administrative expenses (cash based)	$3.21	$(0.14)	$3.07

	Nine Months Ended September 30, 2018
	ASC 605	Adjustment	ASC 606
Production revenues (in thousands):
Oil sales	$1,151,977	$—	$1,151,977
Natural gas sales	38,189	4,280	42,469
Natural gas liquids sales	152,236	16,953	169,189
Total production revenues	1,342,402	21,233	1,363,635
Operating expenses
Transportation and processing costs	—	21,233	21,233
Production revenues less transportation and processing costs	$1,342,402	$—	$1,342,402

Net income attributable to Parsley Energy, Inc. stockholders (in thousands)	$315,354	$—	$315,354

Production:
Oil (MBbls)	18,269	—	18,269
Natural gas (MMcf)	25,060	2,609	27,669
Natural gas liquids (MBbls)	5,329	701	6,030
Total (MBoe)	27,774	1,137	28,911

Average daily production volume:
Oil (Bbls)	66,919	—	66,919
Natural gas (Mcf)	91,795	9,557	101,352
Natural gas liquids (Bbls)	19,520	2,568	22,088
Total (Boe)	101,736	4,165	105,901

Certain unit costs (per Boe):
Lease operating expenses	$3.76	$(0.15)	$3.61
Transportation and processing costs	$—	$0.73	$0.73
Production and ad valorem taxes	$2.96	$(0.12)	$2.84
Depreciation, depletion and amortization	$15.27	$(0.60)	$14.67
General and administrative expenses (including stock-based compensation)	$3.91	$(0.16)	$3.75
General and administrative expenses (cash based)	$3.36	$(0.13)	$3.23
Changes to natural gas and NGLs sales were made in accordance with the control model defined in ASC 606. Under the new control model, the Company is required to identify and separately analyze each contract associated with revenues to determine the appropriate accounting application.
As a result of this analysis, the Company modified its accounting and presentation of natural gas and NGLs sales, and transportation and processing costs under certain marketing agreements. For additional information related to the Company’s adoption of ASC 606, please refer to Note 3—Revenue from Contracts with Customers—Impact of ASC 606 Adoption in the Company’s consolidated financial statements contained in its Quarterly Report on Form 10-Q, upon availability, for the three and nine months ended September 30, 2018.

Open Derivatives Positions
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	37.5	20.0	19.8	24.5	24.5
Long Put Price ($/Bbl)	$49.67	$54.17	$54.17	$58.83	$58.83
Short Put Price ($/Bbl)	$39.67	$44.17	$44.17	$48.83	$48.83
Three Way Collars - Cushing (MBbls/d)(3)	31.0	8.3	8.2	9.8	9.8
Short Call Price ($/Bbl)	$75.65	$80.40	$80.40	$80.33	$80.33
Long Put Price ($/Bbl)	$50.00	$50.00	$50.00	$50.83	$50.83
Short Put Price ($/Bbl)	$40.00	$40.00	$40.00	$40.83	$40.83
Collars - Cushing (MBbls/d)(4)	3.0
Short Call Price ($/Bbl)	$61.31
Long Put Price ($/Bbl)	$45.67
MIDLAND
Put Spreads - Midland (MBbls/d)(2)		11.7	14.8	4.9	4.9
Long Put Price ($/Bbl)		$50.71	$50.56	$60.00	$60.00
Short Put Price ($/Bbl)		$40.71	$40.56	$50.00	$50.00
MEH
Put Spreads - MEH (MBbls/d)(2)		3.3	3.3	8.2	8.2	5.0	4.9
Long Put Price ($/Bbl)		$70.00	$70.00	$64.00	$64.00	$70.00	$70.00
Short Put Price ($/Bbl)		$60.00	$60.00	$54.00	$54.00	$60.00	$60.00
Total Option Contracts (MBbls/d)	71.5	43.3	46.1	47.4	47.4	5.0	4.9
Premium Realization ($MM)(5)	$(19.1)	$(12.4)	$(13.3)	$(13.6)	$(13.6)	$(1.6)	$(1.6)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(6)	18.5	21.7	8.9
Swap Price ($/Bbl)	$(3.76)	$(8.42)	$(8.94)
MEH-Cushing Basis Swaps (MBbls/d)(6)		2.2	2.1	2.1	2.1
Swap Price ($/Bbl)		$5.10	$5.10	$5.10	$5.10
ROLLFACTOR SWAPS:
Rollfactor Swaps (MBbl/d)(7)	15.0
Swap Price ($/Bbl)	$0.60

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

4Q18
Three Way Collars (MMBtu/d)(3)	8,152
Short Call Price ($/MMBtu)	$3.60
Long Put Price ($/MMBtu)	$3.00
Short Put Price ($/MMBtu)	$2.75
Total MMBtu/d Hedged	8,152

(1)	As of 11/1/2018. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the reference price (WTI, Midland, or MEH) is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)
When the reference price (WTI) is above the call price, Parsley receives the call price. When the reference price is below the long put price, Parsley receives the long put price. When the reference price is between the short call and long put prices, Parsley receives the reference price.

(5)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(6)	Parsley receives the swap price.
(7)
These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average reference price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.